EXHIBIT 99.1

Perceptron Announces Improved Financial Outlook for Fourth Quarter

Expects Revenue in Excess of $18 Million and Bookings Over $20 Million, And Received Initial Orders in Two New Industries

PLYMOUTH, Mich., Aug. 04, 2016 (GLOBE NEWSWIRE) -- Perceptron, Inc. (NASDAQ:PRCP), a global leader in advanced metrology technology, today announced updated expectations for the Company’s fourth quarter results. Revenue for the quarter ended June 30, 2016 is expected to be in excess of $18 million, against a range of $16 to $19 million offered as guidance in May 2016, and bookings are expected to be over $20 million for the quarter, well ahead of the $15.8 million reported for the third quarter of 2016 and ahead of the $19.3 million reported in the fourth quarter of fiscal 2015.

W. Richard Marz, Chairman, President and Chief Executive Officer, said, “We are pleased that preliminary indications of results for the fourth quarter support the Company’s strategic plan, which is backed by strong technology, a global footprint, world class customers and a talented, committed workforce. We continue to see increasing demand for our products, with a steady flow of bookings.”

“As further evidence of increasing demand, we recently announced that a leading global automotive manufacturer has selected Perceptron’s Helix® robot guidance systems for its new vehicle launch. This is the second global manufacturer to choose Perceptron’s Helix® robot guidance solution for their high throughput manufacturing lines. Both Helix® robot guidance systems will go into production later this year.

“In addition, we are pleased to announce that the company has received its first orders from two new industries, aerospace and appliance manufacturing, which we have been developing for some time.  We see substantial new opportunities in these and other advanced industries for our technology over the longer term.”

Marz added, “We continue to work on building our business.  Our recent attention on improving our sales strategy and structure, better motivating and incenting our team, establishing more effective pricing models and enhancing internal processes to drive margin improvements is gaining traction.  Our product development and marketing teams will remain focused on leveraging our technology toward diversifying our revenue sources by industry, geography and product.”

About Perceptron®
Perceptron, Inc., (NASDAQ:PRCP) supplies a comprehensive range of automated industrial metrology products and solutions to manufacturing organizations for dimensional gauging, dimensional inspection and 3D scanning. Products include 3D machine vision solutions, robot guidance, coordinate measuring machines, laser scanning, and advanced analysis software. Automotive, aerospace and other manufacturing companies globally rely on Perceptron's metrology solutions to assist in managing their complex manufacturing processes to improve quality, shorten product launch times and reduce costs. Headquartered in Plymouth, Michigan, USA, Perceptron has subsidiary operations in Brazil, China, Czech Republic, France, Germany, India, Italy, Japan, Singapore, Slovakia, Spain and the United Kingdom.  For more information, please visit www.perceptron.com.

Safe Harbor Statement
Certain statements in this press release may be “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, including the Company’s expectation as to its fourth quarter of fiscal year 2016, and future results, , new order bookings, revenue, expenses, income and backlog levels, the timing of revenue and income from new products which we have recently released or have not yet released, the timing of the introduction of new products and expansion into new industry sectors and geographies.  Whenever possible, we have identified these forward-looking statements by words such as “target,” “will,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “prospects,” “outlook” or similar expressions.  We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all of our forward-looking statements.  While we believe that our forward-looking statements are reasonable, you should not place undue reliance on any such forward-looking statements, which speak only as of the date made.  Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different.  Factors that might cause such a difference include, without limitation, risks associated with changes in our sales strategy and structure, including the impact of such changes on booking and revenue levels and customer purchase decisions, and the risks and uncertainties discussed from time to time in our periodic reports filed with the Securities and Exchange Commission, including those listed in “Item 1A – Risk Factors” of our Annual Report on Form 10-K for fiscal 2015.  Except as required by applicable law, we do not undertake, and expressly disclaim, any obligation to publicly update or alter our statements whether as a result of new information, events or circumstances occurring after the date of this report or otherwise.

Contact:
Dave Watza, 734-414-4816
Chief Financial Officer
investors@perceptron.com